UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mad Catz Interactive, Inc. (the “Company”) today announced the appointment of Ms. Karen K. McGinnis as Chief Financial Officer of the Company effective June 10, 2013. Ms. McGinnis will replace Ms. Allyson Evans, who previously announced her intention to resign as Chief Financial Officer of the Company and who intends to assist with the transition of her responsibilities.

Ms. McGinnis, 46, has extensive experience in accounting reporting and other financial matters for complex multi-national companies. Prior to joining the Company, she served as vice president, corporate controller, and chief accounting officer of Cymer, Inc., a global developer, manufacturer and marketer of light sources for the manufacturers of photolithography tools in the semiconductor equipment industry, from November 2009 through May 2013. Ms. McGinnis was employed by Insight Enterprises, Inc., a Fortune 500 global provider of information technology hardware, software and services, as chief accounting officer from September 2006 until March 2009 and as senior vice president of finance from 2001 through September 2006. Ms. McGinnis is a certified public accountant and received her bachelor’s degree in accounting from the University of Oklahoma.

In connection with her appointment as Chief Financial Officer, Ms. McGinnis entered into an employment offer letter with the Company that provides for an initial base salary of $275,000 per year. In addition to her base salary, she will be eligible to earn an annual incentive bonus equal to up to 50% of her base salary under the terms and conditions of the incentive plan approved by the independent members of the Company’s Board of Directors. In conjunction with her employment, Ms. McGinnis will receive options to acquire 200,000 shares of the Company’s common stock, vesting 25% on the first anniversary of the date of grant with the remaining 75% vesting monthly thereafter over a three year period. The foregoing summary of the employment offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment offer letter, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On June 4, 2013, the Company issued a press release regarding Ms. McGinnis’ appointment as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Offer Letter, dated May 30, 2013, by and between Mad Catz Interactive, Inc. and Karen K. McGinnis.

99.1	Press Release, dated June 4, 2013, issued by Mad Catz Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2013	MAD CATZ INTERACTIVE, INC.

	By:	/s/ DARREN RICHARDSON
Name: Darren Richardson
Its: President and Chief Executive Officer